SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                        APRIL 7, 1998 (JANUARY 22,1998)

                          TELSCAPE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its Charter)

             TEXAS                   0-24622               75-2433637
 (State or other jurisdiction     (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)

             4635 SOUTHWEST FREEWAY, SUITE 800, HOUSTON, TEXAS 77027
              (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code (713) 968-0968

          ____________________________________________________________
         (Former name or former address, if changed since last report.)

     As indicated in the Registrant's Form 8-K dated February 6, 1998, the financial statements and pro forma financial information required to be filed therewith were unavailable at the time of filing. Such financial statements and pro forma financial information are now available. Accordingly, Item 7 of the Form 8-K dated February 6, 1998 is hereby amended to read as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following audited financial statements of MSN Communications, Inc., are attached hereto and made a part hereof:

(i)   Auditor's Report;
(ii)  Balance Sheet;
(iii) Statement of Operations;
(iv)  Statement of Stockholders' Deficit;
(v)   Statement of Cash Flows; and
(vi)  Notes to the Financial Statements.

(b) PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma financial information of Telscape International, Inc. is attached hereto and made a part hereof:

      (i) Unaudited Pro Forma Consolidating Balance Sheet - As of December 31, 1997;

     (ii) Unaudited Pro Forma Consolidating Statement of Operations - Year Ended December 31, 1997;

    (iii) Notes to the Unaudited Pro Forma Consolidating Financial Statements.

(c) EXHIBIT. The following exhibit is incorporated herein by reference from the Registrant's Form 8-K dated February 6, 1998:

10.1 Stock Purchase Agreement dated January 22, 1998, by and among Telscape International, Inc.; MSN Communications, Inc.; Stuart Newman; and Michael Newman; together with form of Promissory Note dated January 23, 1998 in the principal amount of $375,000 payable to Stuart Newman attached as Exhibit B-1, form of Promissory Note dated January 23, 1998 in the principal amount of $375,000 payable to Michael Newman attached as Exhibit B-2, form of Employment Agreement dated January 22, 1998, by and between MSN Communications, Inc. and Stuart Newman attached as Exhibit C-1, and form of Employment Agreement dated January 22, 1998 by and between MSN Communications, Inc. and Michael Newman attached as Exhibit C-2.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        TELSCAPE INTERNATIONAL, INC.
                                        (Registrant)

April 7, 1998                           /s/ TODD M. BINET
                                        Todd M. Binet
                                        Executive Vice President and
                                        Chief Financial Officer

                          INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE #
                                                                          ------
UNAUDITED PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS:

Introduction to Unaudited Pro Forma Consolidating ......................     F-1

Unaudited Pro Forma Consolidating Balance Sheet - As of
December 31, 1997 ......................................................     F-3

Unaudited Pro Forma Consolidating Statement of Operations -
For the Year Ended December 31, 1997 ...................................     F-4

Notes to the Unaudited Pro Forma Consolidating Financial Statements ....     F-5

MSN COMMUNICATIONS, INC.:

Report of Independent Certified Public Accountants .....................     F-8

Balance Sheet - As of December 31,1997 .................................     F-9

Statement of Operations and Accumulated Deficit - For the Year
Ended December 31, 1997 ................................................    F-10

Statement of Cash Flows - For the Year Ended December 31, 1997 .........    F-11

Notes to Financial Statements ..........................................    F-12

                UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     On January 22, 1998, Telscape International, Inc. (the "Company") acquired all of the outstanding shares of MSN Communications, Inc. ("MSN"), a California corporation. MSN provides domestic and international long distance services through prepaid phone cards. The acquisition is effective January 1, 1998. Under the terms of the acquisition, the Company paid the following:

      (i) the sum of $3,250,000 in cash

     (ii) an aggregate of $750,000 in non-interest bearing promissory notes payable in eight equal quarterly installments beginning April 23, 1998, and

    (iii) 100,000 shares of Telscape common stock.

     In connection with this acquisition, the Company entered into customary employment and non-compete agreements with certain employees of MSN. The consideration paid by the Company for MSN has been determined by negotiations between the parties. The $3,250,000 paid at closing was funded from the Company's working capital. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

     The accompanying unaudited pro forma consolidating balance sheet at December 31, 1997 was prepared by combining the audited balance sheets of the Company as of December 31, 1997 and the audited balance sheet of MSN as of December 31, 1997. The accompanying unaudited pro forma consolidating statement of operations for the year ended December 31, 1997 presents the operations of the Company as if the acquisition of MSN occurred on January 1, 1997. In addition, the operations of Integracion de Redes, S.A. de C.V. and Lan and Wan, S.A. de C.V. (collectively "Integracion") and N.S.I., S.A. de C.V. ("N.S.I."), two acquisitions completed during the year ended December 31, 1997, are also presented as if those acquisitions had occurred on January 1, 1997.

     The accompanying unaudited pro forma consolidating financial statements have been prepared based upon certain assumptions and include adjustments as detailed in the notes to the unaudited pro forma consolidating financial statements. The estimated fair market values reflected in the unaudited pro forma consolidating financial statements are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary purchase price allocation reflected herein is not expected to be materially different from the final allocation.

     The following unaudited pro forma consolidating financial statements should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto as included in the Company's Form 10-K as of December 31, 1997.

     Such pro forma information is based on historical data with respect to the Company, MSN, Integracion and N.S.I. The pro forma data is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entities is being or will be operated under the control of the Company and, therefore, does not reflect any adjustments to profitability, either negative or positive, which may have resulted from the Company managing MSN, Integracion or N.S.I. for the periods presented.

                  TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
                 Unaudited Pro Forma Consolidating Balance Sheet
                             As of December 31, 1997

                                                                                                      Pro Forma
                                                                                                     Adjustments
                                                                  Telscape             MSN          (See Note 2)         Pro Forma
                                                                ------------       -----------       -----------       ------------
CURRENT ASSETS:
     Cash and cash equivalents ...........................      $  4,733,780       $   976,713       $(3,250,000)      $  2,460,493
     Accounts receivable .................................         6,275,923         1,041,680              --            7,317,603
     Inventories .........................................         4,305,084            14,314              --            4,319,398
     Prepaid expenses and other current assets ...........         2,674,492            18,988              --            2,693,480
     Deferred income taxes ...............................           516,999              --                --              516,999
                                                                ------------       -----------       -----------       ------------
         Total current assets ............................        18,506,278         2,051,695        (3,250,000)        17,307,973
     Property and equipment, net of accumulated
     depreciation ........................................         2,679,098             5,943              --            2,685,041
     Goodwill and other intangibles, net of
         accumulated amortization ........................        17,673,791              --           6,062,628         23,736,419
     Deferred income taxes ...............................            76,728              --                --               76,728
     Investment in affiliates ............................           295,132              --                --              295,132
     Other assets ........................................           404,000            52,253              --              456,253
                                                                                   -----------       -----------       ------------
         Total Assets ....................................      $ 39,635,027       $ 2,109,891       $ 2,812,628       $ 44,557,546
                                                                ============       ===========       ===========       ============
CURRENT LIABILITIES:
     Accounts payable ....................................      $ 10,756,477       $   940,256       $    50,000       $ 11,746,733
     Accrued expenses ....................................         3,302,781           382,985              --            3,685,766
     Deferred revenue ....................................               --          1,997,078              --            1,997,078
     Current portion of notes payable and
         capital lease obligations .......................           507,701              --             281,250            788,951
     Deferred income taxes ...............................           269,649              --                --              269,649
                                                                ------------       -----------       -----------       ------------
         Total current liabilites ........................        14,836,608         3,320,319           331,250         18,488,177
     Notes payable and capital lease obligations .........         2,676,451              --             390,950          3,067,401
     Minority interests ..................................            34,075              --                --               34,075
     Commitments and contingencies
     Series B Non-voting preferred stock .................               380              --                --                  380

STOCKHOLDERS' EQUITY
     Common stock ........................................             4,104            20,000           (19,900)             4,204
     Additional paid-in capital ..........................        25,231,876              --             879,900         26,111,776
     Accumulated deficit .................................        (2,851,501)       (1,230,428)        1,230,428         (2,851,501)
     Treasury stock ......................................          (296,966)             --                --             (296,966)
                                                                ------------       -----------       -----------       ------------
         Total stockholders' equity ......................        22,087,513        (1,210,428)        2,090,428         22,967,513
                                                                ------------       -----------       -----------       ------------
         Total liabilities and stockholders' equity ......      $ 39,635,027       $ 2,109,891       $ 2,812,628       $ 44,557,546
                                                                ============       ===========       ===========       ============

                  TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
            Unaudited Pro Forma Consolidating Statement of Operations
                      For the Year Ended December 31, 1997

                                                                                                                  For the Six
                                                     For the Year Ended               For the Year Ended          Months Ended
                                                      December 31, 1997               December 31, 1997           June 30,1997
                                                    Telscape International                   MSN                  Integracion
                                                      ----------------                ---------------             -----------
Revenues                                              $     36,153,584                $    24,568,284             $ 4,646,117
Cost of revenues                                            24,395,656                     24,241,216               3,381,618
                                                      ----------------                ---------------             -----------
Gross profit                                                11,757,928                        327,068               1,264,499
Selling, general and administrative expense                  8,154,034                      1,246,208                 523,846
                                                      ----------------                ---------------             -----------
    Operating income (loss) before depreciation
    and amortization                                         3,603,894                       (919,140)                740,653
Depreciation and amortization                                  621,731                         35,010                  21,874
                                                      ----------------                ---------------             -----------
    Operating income (loss)                                  2,982,163                       (954,150)                718,779
Other income (expense)                                        (231,908)                        (3,337)                 50,604
                                                      ----------------                ---------------             -----------
    Income (loss) before income taxes                        2,750,255                       (957,487)                769,383
    and minority interests
Income tax benefit (expense)                                   (84,465)                           -                  (290,187)
                                                      ----------------                ---------------             -----------
    Net income (loss) before minority interests              2,665,790                       (957,487)                479,196
Minority interests                                               5,900                            -                       -
                                                      ----------------                ---------------             -----------
    Net income (loss)                                 $      2,671,690                $      (957,487)            $   479,196
                                                      ================                ===============             ===========



EARNINGS PER SHARE:                                           HISTORICAL

BASIC
Weighted average shares outstanding                          3,903,470
Per share                                             $           0.68

DILUTED
Interest on convertible notes                         $         42,255
Net income for diluted EPS calculations                      2,713,945
Weighted average shares outstanding                          5,152,211
Per share                                             $           0.53



                                                           For the Nine
                                                           Months Ended              Pro Forma             For the Year Ended
                                                         September 30, 1997         Adjustments             December 31, 1997
                                                               N.S.I.               (See Note 3)                 Pro Forma
                                                         ----------------             --------              -----------------
Revenues                                                 $      3,408,317             $    -                $      68,776,302
Cost of revenues                                                3,222,765                  -                       55,241,255
                                                         ----------------             --------              -----------------
Gross profit                                                      185,552                  -                       13,535,047
Selling, general and administrative expense                       658,143             (424,328)(a)                 10,157,903
                                                         ----------------             --------              -----------------
    Operating income (loss) before depreciation
    and amortization                                             (472,591)             424,328                      3,377,144
Depreciation and amortization                                       4,126              505,532(b)                   1,188,273
                                                         ----------------             --------              -----------------
    Operating income (loss)                                      (476,717)             (81,204)                     2,188,871
Other income (expense)                                             36,419             (161,076)(c)                   (309,298)
                                                         ----------------             --------              -----------------
    Income (loss) before income taxes                            (440,298)            (242,280)                     1,879,573
    and minority interests
Income tax benefit (expense)                                      149,701              380,311(d)                     155,360
                                                         ----------------             --------              -----------------
    Net income (loss) before minority interests                  (290,597)             138,031                      2,034,933
Minority interests                                                    -                    -                            5,900
                                                         ----------------             --------              -----------------
    Net income (loss)                                    $       (290,597)            $138,031              $       2,040,833
                                                         ================             ========              =================

EARNINGS PER SHARE:                                                                                                  PRO FORMA

BASIC
Weighted average shares outstanding                                                            (e)                  4,003,470
Per share                                                                                                   $            0.51

DILUTED
Interest on convertible notes                                                                               $          84,510
Net income for diluted EPS calculations                                                                     $       2,125,343
Weighted average shares outstanding                                                            (e)                  5,418,711
Per share                                                                                                   $            0.39

                  TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
       Notes to the Unaudited Pro Forma Consolidating Financial Statements

1. Basis of Presentation

     The unaudited pro forma consolidating statement of operations for the year ended December 31, 1997 was prepared by combining the following:

     -- the consolidated statement of operations of the Company, including the results of Integracion and N.S.I. from the effective date of each acquisition. Integracion was acquired effective July 1, 1997. N.S.I. was acquired effective October 1, 1997.

     -- the statement of operations of MSN for the fiscal year ended December 31, 1997. (See Note 2)

     -- the statement of operations of Integracion from January 1, 1997 through June 30, 1997.

     -- the statement of operations of N.S.I. from January 1, 1997 through September 30, 1997.

     The unaudited pro forma consolidating balance sheet as of December 31, 1997 combines the audited balance sheets of the Company and MSN.

     The pro forma consolidating financial statements do not purport to be indicative of the financial position of the Company or the results of operations that might have occurred, had the acquisitions been consummated on January 1, 1997, nor are they indicative of future results.

2. Acquisition of MSN

     Effective January 1, 1998, the Company acquired 100% of the common stock of MSN. The acquisition of MSN has been accounted for using the purchase method of accounting. The purchase price of the acquisition has been allocated as follows:

                                   Purchase         Fair
                                    Price           Value
                               --------------------------------
      Cash                       $    3,250,000 $    3,250,000
      Promissory Notes                  750,000        672,200
      Common Stock (shares)             100,000        880,000
      Transaction Costs                  50,000         50,000
                                               ----------------
      Purchase consideration                    $    4,852,200
      Excess of liabilities
      assumed over fair value
      of net assets acquired                       (1,210,428)
                                               ----------------
      Goodwill                                       6,062,628
                                               ================

(a) The present value of the non-interest bearing Promissory Notes was determined using the Company's incremental borrowing interest rate of 10 percent.

(b) The 100,000 shares of the Company's common stock were valued at fair value at the date of acquisition.

(c)  The fair value of net assets acquired was determined as follows:

      (i) Receivables - were recorded at amounts to be recovered less allowances for uncollectible amounts;

     (ii) Fixed assets - were stated at historical cost which approximate current replacement costs;

    (iii) Other assets - were recorded at cost which were assessed to approximate fair value; and

     (iv) Accounts payable and accrued liabilities - were recorded at the present value of amounts to be paid.

(d) The pro forma balance sheet adjustment to record the purchase as of December 31, 1997 follows:

                                                    DR/(CR)
                                              --------------------
      Cash                                         $(3,250,000)
      Goodwill                                        6,062,628
      Accounts payable                                 (50,000)
      Notes payable                                   (672,200)
      Stockholders' equity                          (2,090,428)

(3)  Pro forma adjustments to the consolidating statement of operations:

     (a) Two officers of MSN signed employment agreements with the Company in connection with the acquisition. An adjustment was recorded to reflect a reduction of salaries and bonuses to which they have agreed to prospectively.

     (b) Amortization of goodwill recognized on the acquisition of MSN has been recorded based on the purchase price as discussed in Note 2 above. Additionally, amortization of goodwill recognized on the acquisitions of Integracion and N.S.I. from January 1, 1997 to the effective date of the acquisitions has also been recorded as an adjustment. Goodwill is amortized over a 15 year life.

     (c) Imputed interest is recorded on the non-interest bearing promissory notes, issued in connection with the MSN and Integracion acquisitions, using the Company's incremental borrowing rate of 10%.

     (d) Due to the fact that the amounts recorded in the financial statements of MSN were considered to approximate fair value and no fair value adjustments were made, no adjustments were made to reconcile any differences between book value and tax value as a result of the purchase transaction. Prior to its acquisition by the Company, MSN was an S corporation. An adjustment was made to reflect income tax benefits as if MSN were a C corporation and from the deductibility of additional interest expense recorded in (c) above.

     (e) Basic and diluted earnings per share are calculated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". A pro forma adjustment has been made to reflect the 100,000 shares of common stock issued for MSN. Additionally, an adjustment was made to the diluted weighted average share calculations and to the interest expense added to net income for diluted EPS calculations to reflect the convertible debt issued in connection with the Integracion acquisition as if that debt was issued (and converted) on January 1, 1997.

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
MSN Communications, Inc.

       We have audited the accompanying balance sheet of MSN Communications, Inc. as of December 31, 1997, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of MSN Communications, Inc., at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.
                                        BDO SEIDMAN, LLP

Houston, Texas
March 6, 1998

                            MSN COMMUNICATIONS, INC.
                                  BALANCE SHEET

                                                                   December 31,
                                                                          1997
                                                                    -----------
                                     ASSETS
Current Assets:
  Cash ..........................................................   $   976,713
  Accounts receivable ...........................................     1,041,680
  Inventories ...................................................        14,314
  Prepaid expenses and other ....................................        18,988
                                                                    -----------
Total current assets ............................................     2,051,695

Property and equipment, less accumulated depreciation ...........         5,943
Other assets ....................................................        52,253
                                                                    -----------
Total assets ....................................................   $ 2,109,891
                                                                    ===========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable ..............................................   $   940,256
  Deferred revenue ..............................................     1,997,078
  Excise tax payable ............................................       283,256
  Commissions Payable ...........................................        99,729
                                                                    -----------
Total current liabilities .......................................     3,320,319
                                                                    -----------
Commitments and Contingencies

Stockholders' deficit:
  Common stock, no par; 100,000 shares authorized,
    10,000 shares issued and outstanding ........................        20,000
    Accumulated deficit .........................................    (1,230,428)
                                                                    -----------
Total stockholders' deficit .....................................    (1,210,428)
                                                                    -----------
Total liabilities and stockholders' deficit .....................   $ 2,109,891
                                                                    ===========
                    See accompanying notes to financial statements

                            MSN COMMUNICATIONS, INC.
                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                    Year ended
                                                                    December 31,
                                                                       1997
                                                                   ------------
Revenues ..................................................        $ 24,568,284

Cost of revenues ..........................................          24,241,216
                                                                   ------------
Gross profit ..............................................             327,068

Selling, general and administrative expenses ..............           1,281,218
                                                                   ------------
Operating loss ............................................            (954,150)

Other expense:
  Interest expense ........................................              (1,269)
  Other ...................................................              (2,068)
                                                                   ------------
Total other expense, net ..................................              (3,337)
                                                                   ------------
Net Loss ..................................................        $   (957,487)
                                                                   ------------
ACCUMULATED DEFICIT, beginning of year ....................            (272,941)
                                                                   ------------
ACCUMULATED DEFICIT, end of year ..........................        $ (1,230,428)
                                                                   ============
Loss per share
   Basic ..................................................        $     (95.75)
   Diluted ................................................                 n/a

WEIGHTED average shares outstanding:
   Basic ..................................................              10,000
   Diluted ................................................                 n/a

                    See accompanying notes to financial statements

                            MSN COMMUNICATIONS, INC.
                             STATEMENT OF CASH FLOWS

                                                                     Year ended
                                                                    December 31,
                                                                        1997
                                                                     ----------
  Cash Flows From Operating Activities:
   Net loss.......................................................   $ (957,487)
   Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Bad debt expense............................................       12,739
      Depreciation and amortization...............................       35,010
      Changes in assets and liabilities:
       Accounts receivable........................................   (1,006,588)
       Inventories................................................      (14,314)
       Prepaid expenses and other assets..........................        5,198
       Accounts payable...........................................      987,964
       Deferred revenue...........................................    1,497,078
       Excise tax payable.........................................      283,256
       Commissions payable........................................       99,729
                                                                     ----------
          Net cash provided by operating activities...............      942,585
                                                                     ----------
  Net Cash Flows Used In Investing Activities:
   Purchases of fixed assets......................................      (24,929)
                                                                     ----------
  Net Cash Flows Used In Financing Activities:
   Repayment of related party debt................................      (55,847)
                                                                     ----------
  Net increase in cash............................................      861,809

  Cash at beginning of year.......................................      114,904
                                                                     ----------
  Cash at end of year.............................................   $  976,713
                                                                     ==========
  Supplemental Cash Flow Disclosures:
   Interest paid..................................................   $    5,071
                                                                     ==========
                    See accompanying notes to financial statements

                            MSN COMMUNICATIONS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS
      MSN Communications, Inc. ("the Company") was incorporated in the state of California on May 6, 1996. The Company's operations consist of sales of international and domestic long distance telecommunications services, primarily through the marketing of prepaid phone cards. The Company targets mainly the Hispanic community and markets its cards to a network of distributors who sell the cards in over one hundred cities throughout the United States. The Company's primary markets are located in Texas, California, and Illinois.

SIGNIFICANT ACCOUNTING POLICIES

FEDERAL INCOME TAX

      The stockholders of the Company elected to be taxed under the "S" Corporation provision of the Internal Revenue Code, whereby the Company's operating results are reported in the individual tax returns of the stockholders. Therefore, no provision has been made for federal income taxes in the financial statements. Ordinarily presented in connection with the acquisition of an S-corporation by an SEC reporting entity, see Note 7, proforma disclosures to reflect the Company's results of operations as if the Company was a C corporation for federal income tax purposes are not necessary as the Company operated at a loss for the year. A valuation allowance would have been recorded on deferred tax assets resulting from net operating loss carryforwards resulting in a net income tax provision of zero.

MANAGEMENT'S ESTIMATES AND ASSUMPTIONS

      The accompanying financial statements are prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. The actual results could differ from those estimates.

REVENUE RECOGNITION AND DEFERRED REVENUE

      The Company recognizes revenue from long distance telecommunications services at the time of customer usage. The Company recognizes deferred revenue as its prepaid phone cards are shipped. The primary costs associated with revenue-producing activities are carrier costs for transport of traffic generated by use of the prepaid phone cards. The Company has entered into an arrangement with a third party whereby this party provides the long distance telecommunications services for the cards the Company sells at a fixed cost. The Company recognizes revenues from the sale of cards under this agreement at time of shipment.

ANALYSIS FOR IMPAIRMENT

      In accordance with SFAS 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," management reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable.

EARNINGS (LOSS) PER SHARE

      In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share. SFAS 128 is effective for the year ended December 31, 1997. SFAS 128 simplifies the standards required under current accounting rules for computing earning per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). A diluted earnings per share presentation is not required because MSN has not issued any dilutive potential securities.

NEW ACCOUNTING PRONOUNCEMENTS

      Statement of Financial Accounting Standards No. 130, "REPORTING COMPREHENSIVE INCOME," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

      Statement of Financial Accounting Standards No. 131, "DISCLOSURE ABOUT SEGMENTS OF A BUSINESS ENTERPRISE," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that are evaluated regularly by the chief operating decision makers in deciding how to allocate resources and in assessing performance.

      SFAS 130 and 131 are effective for financial statements for the periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Adoption of these statements are not expected to have a material affect on the Company's financial statement disclosures.

NOTE 2 - PROPERTY AND EQUIPMENT

      Major classes of property and equipment at December 31, together with their estimated useful lives, consisted of the following:

                                                                       ESTIMATED
                                                                         USEFUL
                                                                         LIVES
                                                           AMOUNT       (YEARS)
                                                           ------       -------
Equipment.............................................    $ 27,653         5
Furniture and fixtures................................         476         7
                                                          --------
                                                            28,129
Less accumulated depreciation.........................     (22,186)
                                                          --------
Net property and equipment............................    $  5,943
                                                          ========

NOTE 3 - OTHER ASSETS

      Other Assets consists of capitalized organizational costs and design costs. These costs are being amortized over 5 years utilizing the straight line method. At December 31, 1997, organizational costs totaled $36,158, net of accumulated amortization of $14,535 and design costs totaled $16,095, net of accumulated amortization of $4,023. For the year ended December 31, 1997, amortization expense for the year ended December 31, 1997 totaled $16,024.

NOTE 4 - CONCENTRATION OF CREDIT RISK

      At December 31, 1997, the Company's cash in a financial institution exceeded the federally insured deposit limit by $856,601. The Company's credit risks primarily consist of accounts receivable from its distributors. Management performs ongoing credit valuations of its distributors and provides allowances for credit losses when necessary. Significant customers are those that represent greater than 10% of the Company's revenue. For the year ended December 31, 1997, three customers represented 21%, 20% and 13% of the Company's revenues, respectively. At December 31, 1997, the outstanding receivables from these customers were $233,400, $374,476 and $236,000, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

      During the year ended December 31, 1997, the Company paid commissions to its two shareholders totaling $388,328. At December 31, 1997, an additional $99,728 of commissions were accrued.
      During the year ended December 31, 1997, the Company repaid notes payable and accrued interest to shareholders totaling $52,045 and $5,071, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

      The Company leases certain automobiles and office space under noncancellable operating leases. Future minimum rental payments follow:

YEAR ENDED
DECEMBER 31,                                                        AMOUNT

1998  ............................................................  $35,277
1999  ............................................................   34,152
2000  ............................................................   25,872
                                                                    -------
Total ............................................................  $95,301
                                                                    =======

      For the year ended December 31, 1997, rent expense totalled approximately $50,000.

      The Company is subject to regulation by various government agencies and jurisdictions and believes it is in compliance with all applicable laws and regulations. However, implementation and interpretation of the Telecommunications Act of 1996 (the Act) is ongoing and subject to litigation by various Federal and state agencies and courts. As a result, the impact of the Act on the Company is not yet completely determinable and future interpretations and rulings may impact the financial position and results of operations of the Company.

      The taxation of prepaid phone cards is evolving and is not specifically addressed by many of the states in which the Company does business. While the Company believes it has adequately provided for any such excise taxes it may ultimately be required to pay, certain states may enact legislation which specifically provide for taxation of such cards or may interpret current laws in a manner resulting in additional tax liabilities.

      During the fourth quarter 1997, the Internal Revenue Service issued a ruling stating that sellers of prepaid phone cards are subject to a 3% federal excise tax on the gross amount of cards sold. The Company accrued $283,256 relating to excise taxes for cards sold from the date of the ruling.

NOTE 7 - SUBSEQUENT EVENTS

      On January 22, 1998, the shareholders of the Company entered into a transaction whereby they sold all of the Company's outstanding stock in exchange for $3,250,000 in cash, $750,000 in non-interest bearing promissory notes, and 100,000 shares of stock in the acquiring company. The sale became effective as of January 1, 1998.